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                                                        Exhibit 5.1
                                                        -----------


                  [Letterhead of Goodwin, Procter & Hoar LLP]



                               February 3, 1999



NutraMax Products, Inc.
51 Blackburn Drive
Gloucester, Massachusetts 01930

     Re: NutraMax Products, Inc.
         1996 Stock Option Plan
         ------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing of a registration statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to 470,000 shares of common stock, par value $.001 per share (the "Shares"), of NutraMax Products, Inc., a Delaware corporation (the "Company").

     In connection with rendering this opinion, we have examined the Certificate of Incorporation, as amended from time to time, and the By-laws of the Company; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement; such certificates, receipts, records and documents of the Company as we considered necessary for the purposes of this opinion; and the NutraMax Products, Inc. 1996 Stock Option Plan (the "Plan").

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable shares of common stock, par value $.001 per share, of the Company.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar  LLP

                                    GOODWIN, PROCTER & HOAR  LLP